                                                                SUB-ITEM 77Q1(E)

                                    AMENDMENT
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENTS

     The Master Investment Advisory Agreements (the "Agreements") by and between Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation, and each registered investment company set forth on Exhibit A to this Amendment (each individually referred to as "Fund", or collectively, "Funds"), severally, on behalf of each of their series of beneficial interest (each, a "Portfolio"), is hereby amended as follows:

     WHEREAS, at the close of business on December 31, 2009, Invesco Aim Advisors, Inc. merged into Invesco Institutional (N.A.), Inc., and subsequently Invesco Institutional (N.A.), Inc. was renamed Invesco Advisers, Inc.;

     WHEREAS, Invesco Advisers, Inc. assumes all rights, duties and obligations under the Agreements;

     NOW, THEREFORE, the parties acknowledge and agree that Invesco Advisers, Inc., as successor by merger to Invesco Aim Advisors, Inc., shall be bound by the terms of such Agreements and shall assume all of Invesco Aim Advisors, Inc.'s rights, duties and obligations as its own as of January 1, 2010;

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: January 1, 2010

                                        INVESCO ADVISERS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        AIM COUNSELOR SERIES TRUST
                                        AIM EQUITY FUNDS
                                        AIM FUNDS GROUP
                                        AIM GROWTH SERIES
                                        AIM INTERNATIONAL MUTUAL FUNDS
                                        AIM INVESTMENT FUNDS
                                        AIM INVESTMENT SECURITIES FUNDS
                                        AIM SECTOR FUNDS
                                        AIM TAX-EXEMPT FUNDS
                                        AIM TREASURER'S SERIES TRUST
                                        AIM VARIABLE INSURANCE FUNDS
                                        SHORT-TERM INVESTMENTS TRUST


Attest: /s/ Stephen R. Rimes            By: /s/ Stephen R. Rimes
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

                                    EXHIBIT A
                                       TO
                AMENDMENT TO MASTER INVESTMENT ADVISORY AGREEMENT

FUND                                    AMENDMENT NUMBER
----                                    ----------------
AIM Counselor Series Trust                      8
AIM Equity Funds                               14
AIM Funds Group                                13
AIM Growth Series                              13
AIM Investment Funds                           15
AIM International Mutual Funds                  4
AIM Investment Securities Funds                10
AIM Sector Funds                                3
AIM Tax-Exempt Funds                            2
AIM Treasurer's Series Trust                    3
AIM Variable Insurance Funds                   18
Short-Term Investments Trust                    5